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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
VillageWorld.com, Inc.

We hereby consent to the incorporation by reference in the Form 10-KSB of VillageWorld.com, Inc. of our report dated March 22, 2000, related to the financial statements of VillageWorld.com, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



/s/ Laurence Rothblatt & Company

Great Neck, New York
March 22, 2000


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